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                                                                  Exhibit 10.22
                              SEVERANCE AGREEMENT
                                 June 13, 1996

         THIS AGREEMENT between Hancock Fabrics, Inc., a Delaware corporation (the "Corporation"), and Larry D. Fair whose address is 1007 Meadowcrest Cove, New Albany, MS 38652 (the "Executive"), dated as of June 13, 1996.
                             W I T N E S S E T H :
         WHEREAS, the Corporation wishes to attract and retain well-qualified executive and key personnel and, in the event of any Change of Control (as defined in Section 2) of the Corporation, to assure both itself and the Executive of continuity of management; and
         WHEREAS, no benefits shall be payable under this Agreement unless the Effective Date shall occur and thereafter the Executive's employment is terminated; and
         WHEREAS, the employment of the Executive is "at will" and may be terminated by the Corporation without payment of any benefits hereunder until the occurrence of a Change of Control;
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:
         1. Operation of Agreement. No benefits shall be payable hereunder unless a Change of Control (as defined in Section 2) occurs during the Change of Control Period (as defined in Section 3). For the purposes of this Agreement the date on which





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such a Change of Control occurs is referred to herein as the "Effective Date."
         2. Change of Control. For the purposes of this Agreement, a "Change of Control" shall mean a change of control of a nature that would be required to be reported by the Corporation in response to Item 1(a) of the Current Report on Form 8-K (or its successor Item or Form, as the case may be), as in effect on the date hereof (or from time to time thereafter), pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation or (ii) individuals who constitute the Board of Directors of the Corporation as of the date hereof (the "Incumbent Board") cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors comprising the Incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of directors of the Corporation, as such terms are used in Rule 14a-11 of the Regulation 14A





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promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.
         3. Change of Control Period. The "Change of Control Period" is the period commencing on the date of this Agreement and ending on the earlier to occur of (i) May 4, 1999 or (ii) the first day of the month coinciding with or next following the Executive's 65th birthday. The expiration of the Change of Control Period shall not limit the Corporation's obligation to provide, or the Executive's right to collect, payments and benefits pursuant to Section 5 and Section 10 hereof.
         4.      Certain Definitions.
                 (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death ("Death"). The Corporation will be considered to have terminated the Executive's employment for Disability, if after having established the Executive's Disability (as defined below), the Executive receives written notice given in accordance with
Section 9(b) of the Corporation's intention to terminate his employment. The Executive's employment will terminate for Disability effective on the 90th day after receipt of such notice if within such 90-day period after such receipt the Executive shall fail to return to full-time performance of his duties (the "Disability Effective Date"). For purposes of this Agreement, "Disability" means a disability that, after the expiration of more than 180 days after its commencement, is determined to be total and permanent by a physician selected by the Corporation or





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its insurers and acceptable to the Executive or his legal representative (such agreement as to acceptability not to be withheld unreasonably).
         Consistent with, and not in limitation of, the provisions of Section 6 of this Agreement, neither a termination for, nor a determination of, Disability pursuant to this Section 4(a) shall be deemed in and of itself a termination for or determination of disability with respect to the Executive's eligibility to receive long-term disability benefits, continued medical, dental, or life insurance coverage, retirement benefits, or benefits under any other plan or program provided by the Corporation or one of its affiliated companies and for which the Executive may qualify.
                 (b) Cause. The Executive's employment will be terminated for Cause if the majority of the Incumbent Board determines that Cause (as defined in this Agreement) exists. For purposes of this Agreement, "Cause" means (i) an act or acts of fraud or misappropriation on the Executive's part that result in or are intended to result in his personal enrichment at the expense of the Corporation or one of its affiliated companies or (ii) conviction of a felony.
                 (c) Good Reason. For purposes of this Agreement, "Good Reason" means
                          (i) without the express written consent of the
Executive, (A) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as in effect during the 90-day period immediately preceding the Effective Date, or





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(B) any other substantial adverse change in such position (including titles and reporting requirements), authority or responsibilities;
                              (ii)         any failure by the Corporation to
furnish the Executive and/or, where applicable, his family with compensation (including annual bonus) and benefits at a level equal to or exceeding those received (on an annual basis) by the Executive from the Corporation during the 90-day period preceding the Effective Date, including a failure by the Corporation to maintain the Corporation's extra compensation plan ("Extra Compensation Plan") (including the right to defer the receipt of payments thereunder) and the Corporation's supplemental retirement benefit plan
("SERP"), other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive;
                             (iii)         the Corporation's requiring the
Executive to be based or to perform services at any office or location other than that at which the Executive is primarily based during the 90-day period preceding the Effective Date, except for travel reasonably required in the performance of the Executive's responsibilities; or
                              (iv)         any failure by the Corporation to
obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 8(b).
         For the purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.





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                 (d)      [Reserved].
                 (e) Notice of Termination. Any termination by the Corporation for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with
Section 9(b). Any notice of termination by the Corporation for Disability shall be given in accordance with Section 4(a). For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice).
                 (f) Date of Termination. Date of Termination means the date of receipt of the Notice of Termination or any later date specified therein as the termination date, as the case may be, or if the Executive's employment is terminated by the Corporation for any reason other than Cause, Death or Disability, the date on which the Corporation notifies the Executive of such termination. Notwithstanding any contrary provision in this Section 4(f), if the Executive's employment terminates due to Disability, the Date of Termination shall be the Disability Effective Date.
                 (g)      The term "Hancock Textile" shall mean Hancock
Textile Co., Inc., a Mississippi corporation.





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                 (h)      When the terms "the 90-day period preceding the
Effective Date," "within five fiscal years prior to the Effective Date," or "the Plan Year prior to the Effective Date" are used herein they shall include the Executive's period of employment with Hancock Textile immediately prior to his employment with the Corporation.
         5.      Obligations of the Corporation Upon Termination.
                 (a) Good Reason Other Than For Cause, Death or Disability. Regardless of whether the Change of Control Period has expired, if, within three years of the Effective Date, (i) the Corporation shall terminate the Executive's employment for any reason other than for Cause, Death or Disability, or (ii) the Executive shall terminate his employment for Good
Reason:
                          (I)     the Corporation shall pay to the Executive in
a lump sum in cash within 20 days after the Date of Termination the aggregate of the amounts determined pursuant to the following clauses (A) and (B):
                                  (A)      if not theretofore paid, the
Executive's base salary through the Date of Termination at the rate in effect at the time the Notice of Termination was given; and
                                  (B)      the sum of (x) the Executive's
annual base salary at the rate in effect at the time the Notice of Termination was given, or if higher, at the highest rate in effect at any time within the 90-day period preceding the Effective Date and (y) an amount equal to the highest bonus paid or payable to the Executive pursuant to the Extra Compensation





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Plan or any successor plan thereto (or any predecessor plan maintained by
Hancock Textile) within five fiscal years prior to the Effective Date, provided, however, that in no event shall the Executive be entitled to receive under this clause (B) more than the product obtained by multiplying the amount determined as hereinabove provided in this clause (B) by a fraction whose numerator shall be the number of months (including fractions of a month) that at the Date of Termination remain until the first day of the month coinciding with or next following the Executive's 65th birthday and whose denominator shall equal twelve (12); and
                          (II)    until the earlier to occur of (i) the date
one year following the Date of Termination, or (ii) the first day of the first month coinciding with or next following the Executive's 65th birthday (the period of time from the Date of Termination until the earlier of (i) or (ii) is hereinafter referred to as the "Unexpired Period"), the Corporation shall continue to provide all benefits that the Executive and/or his family is or would have been entitled to receive under all medical, dental, vision, disability, executive life, group life, accidental death and travel accident insurance plans and programs of the Corporation and its affiliated companies, in each case on a basis providing the Executive and/or his family with the opportunity to receive benefits at least equal to those provided by the Corporation and its affiliated companies for the Executive under such plans and programs if and as in effect at any time during the 90-day period preceding the Effective Date.





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                          (III)  Within 20 days after the Date of Termination
the Corporation shall pay to the Executive and/or his beneficiary, as the case may be, a lump sum in cash in the amount of the present value of periodic payments equal to the excess, if any, of the "Enhanced SERP Benefits" over the amount of benefits, if any, the Executive and/or his beneficiary, as the case may be, has actually received (or is then currently entitled to receive) from the SERP. For purposes of this Section 5(a), the "Enhanced SERP Benefits" shall equal the amount of benefits under the SERP the Executive and/or his beneficiary would have received had the benefits under Section 4.1(i) of the SERP been determined by considering the Executive (a) to have been employed for an additional period of time equal to the Unexpired Period; (b) to have been a member of the SERP for an additional period of time equal to the Unexpired Period; (c) to have retired at the age he would have attained at the end of the Unexpired Period; (d) to have had compensation for such additional Plan Years (as such term is defined for purposes of the SERP) equal to the Executive's earnings (including bonus under the Extra Compensation Plan or any predecessor plan maintained by Hancock Textile) for the Plan Year prior to the Effective Date; and (e) to be vested in a fraction (not to exceed 1) of his benefit under the Hancock Fabrics, Inc. Consolidated Retirement Plan (the "Retirement Plan") and the SERP equal to the quotient obtained by dividing (i) the years of service for vesting purposes the Executive would have had under the Retirement Plan if he had been employed for an additional period of time equal to the Unexpired




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Period by (ii) the number of years of service for vesting purposes that (as of the Date of Termination) are required before a participant in the Retirement Plan is considered to be fully vested under the Retirement Plan (the determination and payment of the amount payable under this paragraph (III) to be pursuant to Section 11); and
                          (IV)    for purposes of any written agreement between
the Executive and the Corporation relating to the payment of compensation to the Executive on a deferred basis, the Executive shall be deemed to have remained in the employment of the Corporation on a full-time basis until the Executive's 60th birthday.
         6. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any employment, stock option or other agreements with the Corporation or any of its affiliated companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.
         7. Full Settlement. The payments provided for in this Agreement are in full settlement of any claims the Executive may





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have against the Corporation arising out of his termination, including, but not limited to, any claims for wrongful discharge. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right that the Corporation may have against the Executive or others; provided, however, that the Corporation's failure to make any such setoff shall not constitute a waiver of any claim of the Corporation against the Executive. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, in each case plus interest, compounded monthly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of the prime commercial lending rate announced by Morgan Guaranty Trust Company of New York, in effect from time to time during the period of such non-payment.
         8.      Successors.
                 (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be





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assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives, executors, heirs and legatees.
                 (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place.
         9.      Miscellaneous.
                 (a) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.
                 (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
                 If to the Executive:
                 At the address first hereinabove written.





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                 If to the Corporation:

                 Hancock Fabrics, Inc.
                 3406 W. Main Street
                 P.O. Box 2400
                 Tupelo, Mississippi 38003-2400
                 Attn: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
                 (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
                 (d) The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, provided, however, that such withholding shall be consistent with the calculations made by Accounting Firm under Section 10 of the Agreement.
                 (e) This Agreement contains the entire understanding with the Executive with respect to the subject matter hereof.
                 (f) Whenever used in this Agreement, the masculine gender shall include the feminine or neuter wherever necessary or appropriate and vice versa and the singular shall include the plural and vice versa.
                 (g) The Executive and the Corporation acknowledge that the employment of the Executive by the Corporation is "at will" and may be terminated by either the Executive or the Corporation at any time and for any reason. Nothing contained in the





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Agreement shall affect such rights to terminate, it being agreed, however, that nothing in this Section 9(g) shall prevent the Executive from receiving any amounts payable pursuant to Section 5(a), or 10 of this Agreement in the event of a termination described in such Section 5(a), or 10 on or after the Effective Date.
         10.     Penalty Taxes.
                 (a) Payment. In the event that the Accounting Firm determines that any payment or other compensation or benefits made or provided to or for the benefit of the Executive in any way connected with employment of the Executive by the Corporation will be subject to tax pursuant to section
4999 of the Code or any successor provision or any counterpart provision of state tax law (the "Penalty Taxes"), the Corporation shall pay to the Executive within 20 days after receipt of a written demand therefor from the Executive an amount which, after deduction of all additional Federal, state and local taxes (including, without limitation, income taxes and additional Penalty Taxes) required to be paid by the Executive in respect of receipt of such amount, shall be equal to the Penalty Taxes. In calculating the income taxes required to be paid by the Executive, the Accounting Firm shall assume that the Executive will pay tax at the maximum marginal Federal, state and local rates and that the Executive will have no deductions or credits available to reduce such taxes. In consideration of the payment of such amounts, the Executive shall report and pay such taxes and promptly provide the Corporation with a written statement that such filing and payment have occur-





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red executed by the person or firm that signed as income tax return preparer of the Executive's federal income tax return, or if prepared by the Executive, executed by the Executive.
         (b) Indemnity. If the Executive shall be required to pay Penalty Taxes in addition to those reimbursed pursuant to paragraph (a) above, or if based upon failure to receive the opinion of Tax Counsel referred to in paragraph (d) below the Executive reports and pays greater amounts of Penalty Taxes than are reimbursed pursuant to paragraph (a) above (any such event hereafter being referred to as a "Loss"), the Executive shall notify the Corporation and the Corporation shall pay to the Executive as an indemnity an amount which, after deduction of all income taxes and additional Federal, state and local taxes (including, without limitation, income taxes and additional Penalty Taxes) required to be paid by the Executive in respect of receipt of such amount (assuming, for this purpose, that the Executive is subject to the maximum marginal rates of taxation applicable to individuals at such time as such amount becomes due and that the Executive will have no deductions or credits available to reduce such taxes), shall be equal to the sum of (x) the Penalty Taxes resulting in the Loss and (y) the net amount of any interest, penalties or additions to tax payable to the United States Government or any state or local government (after allowing for the deduction of such amounts, to the extent properly deductible, for Federal, state or local income tax purposes) as a result of such Loss. Each payment by the Corporation hereunder shall be made within 30 days after receipt





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of a written demand therefor from the Executive accompanied by a written statement describing in reasonable detail the Loss in question, the amount of additional tax, interest, penalties or additions to tax and the calculation of the payment due in respect thereof; provided that, if a contest of the Loss is being conducted pursuant to paragraph (c) below, payment shall not be required by the Corporation until 30 days after the completion or termination of such contest.
                 (c)      Contest.
                          (1)     The Executive shall notify the Corporation
within 30 days of receipt from the Internal Revenue Service of a revenue agent's report, a 30-day letter or a notice of deficiency (as described in Section 6212 of the Code or any successor provision) or of a similar written claim from a state taxing authority, in which an adjustment is proposed to the federal or state taxes of the Executive for which the Corporation would be required to indemnify the Executive hereunder. If the Corporation (i) requests the Executive to do so within 30 days after such notice, and (ii) furnishes the Executive an opinion of recognized tax counsel selected by the Corporation and approved by the Executive, which approval shall not unreasonably be withheld, (hereinafter "Tax Counsel") to the effect that a reasonable basis exists for contesting such proposed adjustment, the Executive shall contest the proposed adjustment in good faith, shall keep the Corporation reasonably informed as to the progress of such contest, and shall consider in good faith any suggestion made by the Corporation as to the method of pursuing





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such contest; provided, however, that the Executive shall not be obligated to contest such adjustment unless (i) the Corporation acknowledges in writing its liability under paragraph (b) above to indemnify the Executive in the event that the Internal Revenue Service or a state taxing authority prevails in its position regarding the proposed adjustment; (ii) the Corporation shall have fully performed its prior obligations under this Agreement; and (iii) the subject matter thereof shall not have been previously decided pursuant to the contest provisions of this paragraph (c) with respect to any other executive of the Corporation, unless the Corporation shall have furnished an opinion of Tax Counsel to the Executive that more likely than not the Executive will prevail in the contest; provided, further, that the Executive shall determine, in his sole discretion, the nature of all action to be taken to contest such proposed adjustment, including (x) whether any action to contest such proposed adjustment initially shall be by way of judicial or administrative proceedings, or both, (y) whether any such proposed adjustment shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof, and (z) if the Executive shall undertake judicial action with respect to such proposed adjustment, the court or other judicial body before which such action shall be commenced. The Executive shall, if requested by the Corporation within 30 days of an adverse determination by any court, and if Tax Counsel is of the opinion that there is a reasonable basis for a successful appeal





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of the matter in question, be obligated to appeal such adverse determination.
                          (2)     The Executive shall not be required to take
any action pursuant to this paragraph (c) unless and until the Corporation shall have agreed in writing to indemnify the Executive in a manner reasonably satisfactory to the Executive for any fees, expenses, statutory or regulatory penalties, interest, additions to tax, or other similar liabilities or losses which the Executive may incur as a result of contesting the validity of any proposed adjustment and shall have agreed to pay (or in the Executive's sole discretion to prepay) to the Executive on demand all costs and expenses which the Executive may incur in connection with contesting such proposed adjustment (including without limitation fees and disbursements of counsel). If the Executive determines to contest any adjustment by paying the additional tax and suing for a refund, the Corporation shall timely advance to the Executive on an interest free basis an amount equal to the sum of any tax, interest, penalties and additions to tax which are required to be paid; provided, however, that, if the Executive is required to include in income any amount with respect to such loan or the imputation of interest thereon in any taxable year of the Executive prior to final determination of the contest, then the Corporation, within 30 days of written notice thereof by the Executive, shall pay to the Executive an amount which, after deduction of all additional Federal, state and local taxes required to be paid by the Executive in respect of the receipt of such amount (assuming, for





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this purpose, that the Executive is subject to the maximum marginal rate of taxation applicable to individuals at such times as such amount becomes due), shall be equal to the aggregate additional federal and state income taxes payable by the Executive with respect to such taxable year as a result of such inclusion. Upon receipt by the Executive of a refund of any amounts paid by the Executive based on any adjustment in respect of which amounts the Executive shall have been paid or advanced an equivalent amount by the Corporation, the Executive shall pay to the Corporation the amount of such refund (which, in the case of any contest in which a loan has been advanced pursuant to this paragraph, shall be deemed to be in repayment of the loan advanced by the Corporation to the extent fairly attributable thereto), but not in excess of the amount paid or advanced by the Corporation, together with any interest received by the Executive on such refund plus any net additional Federal, state or local tax benefits actually realized by the Executive as the result of such payment, and reduced by the amount of any Federal, state or local tax actually payable with respect to receipt of such refund; provided, however, that the Executive may offset the amount of such refund and benefits against any amount due and owing by the Corporation to the Executive pursuant to this Agreement. Upon disallowance of any such refund, the Corporation shall forgive the amount of the advance fairly attributable thereto and shall pay to the Executive the amount of its indemnity obligation hereunder, including such amount as, after deduction of all taxes required to be paid by the Executive in





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respect of the receipt of such amount under the laws of any Federal, state or local government or taxing authority of the United States, shall be equal to the sum on an after-tax basis, of any tax, interest, penalties or additions to tax payable with respect to the forgiveness of such advance.
                          (3)     If any adjustment referred to in this
paragraph (c) shall be proposed and the Corporation shall have requested the Executive to contest such adjustment as above provided and shall have duly complied with the terms of this paragraph (c), the Corporation's liability with respect to such adjustment shall become fixed upon final determination of such adjustment; provided, however, that if the Corporation shall not deliver the opinion of Tax Counsel provided in this paragraph (c) to the effect that there is a reasonable basis for a contest or appeal, then the Corporation's obligation to pay such indemnity shall become immediately fixed.
                 (d) No Inconsistent Action. The Executive agrees that he will not take any action, directly or indirectly, or file any returns or other documents inconsistent with the assumption that the payments to which the indemnification of paragraph (b) applies do not result in imposition of the tax under section 4999, and the Executive shall file such returns, take such actions, maintain such records and execute such documents as may be reasonably requested by the Corporation; provided, however, that the Executive's obligations hereunder to file returns or other documents shall apply only if the Executive receives an opinion of Tax Counsel at least 10 days prior to the due date of





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the return (without regard to extensions) required to be made with respect to the payments to which the indemnification of paragraph (b) applies that the Executive will not be subject to the penalties described in sections 6651, 6662 or 6663 of the Code, or successor provisions then in effect, as a result of taking such position.
                 (e) Disbursements. Any payments required to be made by the Corporation pursuant to this Section 10 shall be made directly by the Corporation to the Executive. Payments made by the Corporation or the Executive pursuant to this Agreement shall be made by wire transfer of immediately available funds to such bank and/or account in the continental United States as specified by the other party in written directions to such payor party, and if no such direction shall have been given, by check payable to the order of such other party and mailed to such other party by certified mail, postage prepaid.
                 (f) No Setoff. No payment required to be made by the Corporation pursuant to this Section 10 shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction, and, except in accordance with the express terms hereof, the Corporation shall have no right to terminate the Agreement or to be released, relieved or discharged from any obligation or liability thereunder for any reason whatsoever.
                 (g) Late Payment, Interest. Any late payment by any party hereto of any of its obligations under this Agreement shall bear interest to the extent permitted by applicable law, at a





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fluctuating rate per annum equal to the Prime Rate as announced publicly by
Citibank, N.A., in New York, New York from time to time plus two percentage points, for the period such interest is payable.
                 (h) Accounting Firm. The Accounting Firm shall mean the Memphis, Tennessee Main Office of Price Waterhouse & Co., or, at the election of the Executive, the Memphis, Tennessee Main Office of such other national or regional accounting firm as the Executive shall select subject to the approval of the Corporation, which approval shall not unreasonably be withheld. Compensation of the Accounting Firm with respect to its services hereunder shall be the responsibility of the Executive.
         11. Determination of Present Values Under Section 5. The determination of present values for purposes of Paragraph (a)(III) of Section 5 of this Agreement shall be in accordance with the following:
                 (a) Present values shall be determined as of the last day of the calendar quarter ending most recently prior to the Termination Date ("Valuation Date").
                 (b) The interest rate and other actuarial assumptions used to determine present values shall be the same as those which would be required to be used as of the Valuation Date to determine the amount of a lump sum distribution under the Retirement Plan.
                 (c) The determination of present values shall be made by Hewitt Associates, or such other actuarial firm as shall, at the time of the determination, be the actuary for the Retirement





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

Plan ("Actuary Firm"). The Corporation shall provide to the Actuary Firm all information in its possession reasonably requested by the Actuary Firm for the purpose of making such present value determination.
                 (d)      The payment of benefits under Paragraph (a)(III) of
Section 5 shall be made within the time limits set forth in such Paragraph based upon the present value determinations made by the Actuarial Firm, and such determinations shall be binding upon the Corporation and the Executive.
         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

                                          /s/ Larry D. Fair
                                          ----------------------------------
                                                                   Executive


                                           HANCOCK FABRICS, INC.



                                           By /s/ Larry S. Kirk
                                              ------------------------------




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